UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2006, Rewards Network Inc. entered into an initial agreement to settle its pending class action litigation in California referred to as Bistro Executive, Inc. et al v. Rewards Network Inc. The Corporation issued a press release announcing this agreement, a copy of which is attached hereto as Exhibit 99.1.

The principal terms of the proposed settlement agreement include a claims process in which eligible class participants will be entitled to receive a combination of cash and airline miles, payable in three installments in 2007, 2008 and 2009, valued at up to $26 million to $28 million. Additionally, the Corporation will forego collection from certain eligible class participants amounts above the cash advanced under the Corporation’s dining credits purchase plan, and will pay administrative costs of the settlement and attorneys fees for the class. The settlement is subject to certain conditions, including approval by the United States District Court for the Central District of California and agreement on the definitive terms of a final settlement agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated December 22, 2006, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated December 22, 2006, issued by Rewards Network Inc.